ATTACHMENT TO THE

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

OF

UNIFIED SERIES TRUST

(Registration Number 1346968)

Daniel J. Condon, Trustee of the above-named business trust, certifies that the Report of Operation of Business Trust is being amended pursuant to Section 1746.07 of the Ohio Revised Code, and a certified copy of Amendment No. 54 to the Agreement and Declaration of Trust of Unified Series Trust is attached hereto.

/s/ Daniel J. Condon

Daniel J. Condon, Trustee

STATE OF FLORIDA )

COUNTY OF PALM BEACH )

The foregoing instrument was acknowledged to me by Daniel J. Condon, who personally appeared before me, a Trustee of Unified Series Trust, an Ohio business trust, on behalf of said trust, this 27th day of February 2026.

[Notary Seal]	/s/ Logan Higham
Notary Public

My Commission Expires: August 9, 2027

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UNIFIED SERIES TRUST

Amendment No. 54 to Agreement and Declaration of Trust

The undersigned President of Unified Series Trust (the “Trust”) hereby certifies that the following resolutions were adopted by the Board of Trustees at a meeting held on February 24, 2026:

RESOLVED, that pursuant to Section 4.1 of the Agreement and Declaration of Trust of Unified Series Trust, the Board of Trustees of the Trust hereby amends in its entirety the first paragraph of Section 4.2 to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate the following Series of Shares of the Trust and designate such Series the “Absolute Select Value ETF,” the “Absolute Capital Opportunities Fund,” the “Absolute Convertible Arbitrage Fund,” the “Absolute Flexible Fund,” the “Absolute CEF Opportunities, the “Auer Growth Fund,” the “Ballast Small/Mid Cap ETF,” the “Channel Income Fund,” the “Crawford Large Cap Dividend Fund,” the “Crawford Small Cap Dividend Fund,” the “Crawford Multi-Asset Income Fund,” the “Dean Equity Income Fund,” the “Dean Mid Cap Value Fund,” the “Dean Small Cap Value Fund,” the “Efficient Enhanced Multi-Asset Fund,” the “FI Institutional Group Stock Fund for Retirement Plans,” the “FI Institutional Group Fixed Income Fund for Retirement Plans,” the “FI Institutional Group ESG Stock Fund for Retirement Plans,” the “FI Institutional Group ESG Fixed Income Fund for Retirement Plans,” the “LCAM Strategic Income Fund,” the “LCAM Total Return Fund,” the “OneAscent Large Cap Core ETF,” the “OneAscent Core Plus Bond ETF,” the “OneAscent International Equity ETF,” the “OneAscent Emerging Markets ETF,” the “OneAscent Enhanced Small and Mid Cap ETF,” the “Q India Equity Fund,” the “Standpoint Multi-Asset Fund,” and the “Tactical Multi-Purpose Fund” (collectively the “Series”). As to the “Crawford Large Cap Dividend Fund” Series of Shares, the Trustees hereby establish and designate two Classes of Shares, “Class I,” and “Class C.” As to the "Absolute Convertible Arbitrage Fund,” the Trustees hereby establish and designate two Classes of Shares, the “Investor Class” and the “Institutional Class.” As to the “Efficient Enhanced Multi-Asset Fund,” the Trustees hereby establish and designate two Classes of Shares, the “Class I Shares” and the “Class A Shares.” As to the Q India Equity Fund, the Trustees hereby establish and designate three Classes of Shares, the “Class I Shares”, the “Class II Shares”, and the “Investor Class Shares.” As to the Standpoint Multi-Asset Fund, the Trustees hereby establish and designate two Classes of Shares, the “Institutional Class” and the “Investor Class.” The Shares of these Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

FURTHER RESOLVED, that the above paragraph shall supersede and take the place of the existing first paragraph of Section 4.2 of the Agreement and Declaration of Trust.

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This document shall have the status of an Amendment to said Agreement and Declaration of Trust.

Date: February 24, 2026

/s/ Martin R. Dean

Martin R. Dean, President

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